Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Fourth Quarter and Full Year 2022 Financial Results

Total ARR Grew 32% to $3.1B; Full Year Cloud Revenue up 70%

Names Gary Steele Chief Executive Officer

SAN FRANCISCO – March 2, 2022 – Splunk Inc. (NASDAQ: SPLK), the data platform leader for security and observability, today announced results for its fiscal fourth quarter and full year ended January 31, 2022.

Fourth Quarter 2022 Financial Highlights
•Cloud ARR was $1.34 billion, up 65% year-over-year.
•Total ARR was $3.12 billion, up 32% year-over-year.
•Cloud revenue was $289 million, up 69% year-over-year.
•Total revenues were $901 million, up 21% year-over-year.
•317 customers with cloud ARR greater than $1 million, up 70% year-over-year.
•675 customers with total ARR greater than $1 million, up 32% year-over-year.

Full Year 2022 Financial Highlights
•Cloud revenue was $944 million, up 70% year-over-year.
•Total revenues were $2.67 billion, up 20% year-over-year.
•Operating cash flow was $128 million with free cash flow of $117 million.

“Q4 was an excellent finish to a strong year for Splunk,” said Graham Smith, interim CEO and chair of Splunk. “Our team delivered across our platform, observability and security businesses as organizations around the world turned to Splunk to monitor and secure their business-critical infrastructure and applications.”

“We reached a significant milestone as we surpassed $3 billion in total ARR last year, with cloud revenue growing 70%,” said Jason Child, CFO of Splunk. “The impact of our business transformation on our financials is normalizing, and we’re well positioned for strong growth in revenue and cash flow.”

Leadership Changes

In a separate release issued today, Splunk announced the appointment of Gary Steele as Chief Executive Officer and a member of the company’s Board of Directors, effective April 11, 2022. Graham Smith, who has served as Interim CEO since November 2021, will return to his role as Chair of the Splunk Board when Steele joins the company. In addition, Teresa Carlson, President and Chief Growth Officer, will be stepping down to pursue other career opportunities.

Q4 2022 Business Highlights:

New, Expansion and Renewal Customers Include: Box, Inc., CVS Health, Fred Loya Insurance, Intel Corporation and Papa John’s International, Inc.

•Splunk Security Innovation: Splunk’s latest Enterprise Security release is now generally available and features enhanced threat detection with advanced security analytics, an executive summary dashboard, and a new user experience.
•Splunk Observability Enhancements: Splunk Application Performance Monitoring (APM)’s AlwaysOn Profiling is now generally available with continuous visibility of code-level performance, a new AutoDetect feature with out-of-the-box detectors and alerts to help users get started in minutes as well as Log Observer Connect functionality that allows users to explore the data already being sent to existing Splunk instances.
•Splunk Joins the U.S. Cybersecurity and Infrastructure Security Agency’s Joint Cyber Defense Collaborative: This industry-government partnership focuses on planning, threat analysis and defensive operations to combat cyberthreats.
•Splunk Wins Naval Information Warfare Systems Command (NAVWAR) Award: Splunk SOAR won the NAVWAR’s Artificial Intelligence Applications to Autonomous Cybersecurity Challenge (AI ATAC) series at the U.S. Navy-hosted HACKtheMACHINE Unmanned event.
•Splunk Announces Net Zero Commitment and Releases 2021 Global Impact Report: Splunk revealed its intent to achieve net zero greenhouse gas emissions by 2050 and released its 2021 Global Impact Report to detail its approach and engagement with the societal and environmental issues that matter most to its stakeholders and business.

Financial Outlook

The company is providing the following guidance for its fiscal first quarter 2023 (ending April 30, 2022):

•Total revenues are expected to be between $615 million and $635 million.
•Non-GAAP operating margin is expected to be between negative 20% and negative 25%.

The company is providing the following guidance for its fiscal year 2023 (ending January 31, 2023):

•Cloud ARR is expected to be at least $2 billion.
•Total ARR is expected to be approximately $3.9 billion.
•Total revenues are expected to be between $3.25 billion and $3.3 billion.
•Non-GAAP operating margin is expected to be between 0% and 2%.
•Operating cash flow is expected to be at least $400 million.

Conference Call and Webcast

Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535 in the U.S. or (216) 672-5582 from international locations. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through March 9, 2022 by dialing (855) 859-2056 and referencing Conference ID 2073649.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s guidance for revenue and non-GAAP operating margin targets for the company’s fiscal first quarter 2023, and cloud ARR, total ARR, revenue, non-GAAP operating margin and operating cash flow for the company’s fiscal year 2023; statements regarding our market opportunity, including trends in the pace of customer digital and cloud transformation; our global presence and trends in customer demand and engagement; the growth of our cloud business; the market for data-related products and the importance of data and our ability to leverage these trends; our strategy, technology and product innovation; expectations for our industry, business and products, such as our business model, customer demand and trust, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis, which impacts cash collections; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; the emergence and impact of new COVID-19 variants and related public health measures on our business, as well as the impact of new variants on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations around the world turn data into doing. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2022 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Mara Mort
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Revenues
Cloud services	$289,363	$171,396	$943,785	$554,132
License	444,579	405,954	1,056,481	971,378
Maintenance and services	167,177	167,728	673,398	703,875
Total revenues	901,119	745,078	2,673,664	2,229,385
Cost of revenues
Cloud services	111,963	75,718	398,274	252,290
License	1,237	4,315	9,215	20,864
Maintenance and services	77,166	69,863	326,480	274,191
Total cost of revenues	190,366	149,896	733,969	547,345
Gross profit	710,753	595,182	1,939,695	1,682,040
Operating expenses
Research and development	257,522	211,383	1,029,574	791,026
Sales and marketing	409,431	369,999	1,534,600	1,336,056
General and administrative	122,486	100,398	522,350	335,144
Total operating expenses	789,439	681,780	3,086,524	2,462,226
Operating loss	(78,686)	(86,598)	(1,146,829)	(780,186)
Interest and other income (expense), net
Interest income	809	1,412	2,583	13,850
Interest expense	(51,272)	(34,519)	(174,598)	(123,076)
Other income (expense), net	(2,273)	(16,169)	(1,939)	(11,636)
Total interest and other income (expense), net	(52,736)	(49,276)	(173,954)	(120,862)
Loss before income taxes	(131,422)	(135,874)	(1,320,783)	(901,048)
Income tax provision	9,401	3,674	18,314	6,932
Net loss	$(140,823)	$(139,548)	$(1,339,097)	$(907,980)

Basic and diluted net loss per share	$(0.88)	$(0.86)	$(8.29)	$(5.68)

Weighted-average shares used in computing basic and diluted net loss per share	159,217	162,009	161,628	159,744

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2022	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,428,691	$1,771,064
Investments, current	286,337	87,847
Accounts receivable, net	1,306,666	1,114,199
Prepaid expenses and other current assets	152,871	162,939
Deferred commissions, current	102,322	136,331
Total current assets	3,276,887	3,272,380
Investments, non-current	46,431	13,728
Accounts receivable, non-current	242,689	347,202
Operating lease right-of-use assets	229,198	356,296
Property and equipment, net	124,900	182,780
Intangible assets, net	164,769	206,153
Goodwill	1,401,628	1,334,888
Deferred commissions, non-current	200,876	69,637
Other assets	103,497	85,422
Total assets	$5,790,875	$5,868,486
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$59,206	$9,319
Accrued compensation	396,952	281,986
Accrued expenses and other liabilities	257,979	202,959
Deferred revenue, current	1,384,605	1,030,484
Total current liabilities	2,098,742	1,524,748
Convertible senior notes, net	3,137,731	2,302,635
Operating lease liabilities	225,556	330,970
Deferred revenue, non-current	86,584	110,418
Other liabilities, non-current	19,491	5,710
Total non-current liabilities	3,469,362	2,749,733
Total liabilities	5,568,104	4,274,481
Stockholders’ equity
Common stock	167	163
Accumulated other comprehensive loss	(1,199)	(592)
Additional paid-in capital	5,032,351	4,063,885
Treasury stock	(1,000,000)	—
Accumulated deficit	(3,808,548)	(2,469,451)
Total stockholders’ equity	222,771	1,594,005
Total liabilities and stockholders’ equity	$5,790,875	$5,868,486

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(140,823)	$(139,548)	$(1,339,097)	$(907,980)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,520	26,397	99,145	93,666
Amortization of deferred commissions	34,745	42,878	144,850	142,095
Amortization of investment premiums (accretion of discounts), net	653	223	1,741	(667)
Loss on strategic investment	—	4,500	—	4,500
Amortization of debt discount and issuance costs	41,889	27,322	140,847	98,977
Gain on extinguishment of convertible senior notes	—	—	—	(6,952)
Repurchase of convertible senior notes attributable to the accreted interest related to debt discount	—	—	—	(22,149)
Loss on lease termination	—	—	47,124	—
Non-cash operating lease costs	9,446	9,627	9,191	25,410
Stock-based compensation	203,861	166,174	794,818	618,655
Disposal of property and equipment	752	64	785	1,045
Deferred income taxes	1,089	(1,581)	(579)	(3,590)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(513,226)	(344,617)	(87,491)	(153,724)
Prepaid expenses and other assets	(25,155)	(31,020)	(8,215)	(45,476)
Deferred commissions	(105,233)	(60,230)	(242,080)	(160,001)
Accounts payable	23,589	(3,903)	33,115	(9,082)
Accrued compensation	99,219	(4,115)	114,966	(3,805)
Accrued expenses and other liabilities	19,795	17,311	90,079	3,814
Deferred revenue	457,568	266,752	328,849	134,402
Net cash provided by (used in) operating activities	132,689	(23,766)	128,048	(190,862)
Cash flows from investing activities
Purchases of marketable securities	(29,992)	—	(388,741)	(87,135)
Maturities of marketable securities	53,670	252,558	178,124	995,878
Purchases of strategic investments	(8,300)	—	(23,750)	—
Acquisitions, net of cash acquired	—	(44,625)	(80,333)	(56,383)
Purchases of property and equipment	(841)	(8,800)	(10,671)	(37,107)
Capitalized software development costs	(3,518)	(3,899)	(9,361)	(14,602)
Other investment activities	33	—	980	(3,461)
Net cash provided by (used in) investing activities	11,052	195,234	(333,752)	797,190
Cash flows from financing activities
Proceeds from the exercise of stock options	564	389	2,430	3,473
Proceeds from employee stock purchase plan	31,692	35,735	79,938	79,949
Proceeds from the issuance of convertible senior notes, net of issuance costs	(290)	—	981,920	1,246,544
Purchase of capped calls	—	—	—	(137,379)
Partial repurchase of convertible senior notes	—	—	—	(668,929)
Repurchases of common stock	—	—	(1,000,000)	—
Taxes paid related to net share settlement of equity awards	(51,397)	(91,541)	(200,957)	(140,776)
Net cash provided by (used in) financing activities	(19,431)	(55,417)	(136,669)	382,882
Effect of exchange rate changes on cash and cash equivalents	—	2,750	—	3,201
Net increase (decrease) in cash and cash equivalents	124,310	118,801	(342,373)	992,411
Cash and cash equivalents at beginning of period	1,304,381	1,652,263	1,771,064	778,653
Cash and cash equivalents at end of period	$1,428,691	$1,771,064	$1,428,691	$1,771,064
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a strategic investment impairment. The non-GAAP financial measures are also adjusted for Splunk's current and deferred tax rate on non-GAAP income (loss). Splunk uses a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods. We base our rate on non-GAAP financial projections. In determining our tax rate, we exclude the impact of nonrecurring items, and we make assumptions including those about tax legislation and our tax positions. We applied a 20% non-GAAP tax rate to the three and twelve months ended January 31, 2022 and 2021. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a strategic investment impairment from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided By (Used In) Operating Activities to Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$132,689	$(23,766)	$128,048	$(190,862)
Less purchases of property and equipment	(841)	(8,800)	(10,671)	(37,107)
Free cash flow (non-GAAP)	$131,848	$(32,566)	$117,377	$(227,969)
Net cash provided by (used in) investing activities	$11,052	$195,234	$(333,752)	$797,190
Net cash provided by (used in) financing activities	$(19,431)	$(55,417)	$(136,669)	$382,882

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$111,963	$(4,739)	$(7,578)	$—	$(2,747)	$—	$—	$96,899
Cloud services gross margin	61.3%	1.6%	2.7%	—%	0.9%	—%	—%	66.5%
Cost of revenues	190,366	(19,500)	(8,806)	—	(2,747)	—	—	159,313
Gross margin	78.9%	2.1%	1.0%	—%	0.3%	—%	—%	82.3%
Research and development	257,522	(84,817)	—	—	3,518	—	—	176,223
Sales and marketing	409,431	(65,884)	(5,242)	—	—	—	—	338,305
General and administrative	122,486	(36,159)	—	(3,268)	—	—	—	83,059
Operating income (loss)	(78,686)	206,360	14,048	3,268	(771)	—	—	144,219
Operating margin	(8.7)%	22.8%	1.6%	0.4%	(0.1)%	—%	—%	16.0%
Income tax provision	9,401	—	—	—	—	—	17,273	26,674
Net income (loss)	$(140,823)	$206,360	$14,048	$3,268	$(771)	$41,889	$(17,273)	$106,698
Basic net income (loss) per share (1)	$(0.88)	$1.29	$0.09	$0.02	$—	$0.26	$(0.11)	$0.67
Diluted net income (loss) per share (1)	$(0.88)							$0.66
_________________________
(1)                GAAP basic and diluted net loss per share calculated based on 159,217 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 160,765 diluted weighted-average shares of common stock, which includes 1,548 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Impairment of strategic investment	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$75,718	$(3,105)	$(7,163)	$—	$257	$—	$—	$—	$—	$65,707
Cloud services gross margin	55.8%	1.8%	4.2%	—%	(0.1)%	—%	—%	—%	—%	61.7%
Cost of revenues	149,896	(15,947)	(9,862)	—	257	(594)	—	—	—	123,750
Gross margin	79.9%	2.1%	1.3%	—%	—%	0.1%	—%	—%	—%	83.4%
Research and development	211,383	(74,640)	—	—	(2,972)	3,899	—	—	—	137,670
Sales and marketing	369,999	(48,789)	(4,746)	—	—	—	—	—	—	316,464
General and administrative	100,398	(30,669)	—	(1,119)	—	—	—	—	—	68,610
Operating income (loss)	(86,598)	170,045	14,608	1,119	2,715	(3,305)	—	—	—	98,584
Operating margin	(11.6)%	22.7%	1.9%	0.2%	0.4%	(0.4)%	—%	—%	—%	13.2%
Income tax provision	3,674	—	—	—	—	—	—	—	12,552	16,226
Net income (loss)	$(139,548)	$170,045	$14,608	$1,119	$2,715	$(3,305)	$27,322	$4,500	$(12,552)	$64,904
Basic net income (loss) per share (1)	$(0.86)	$1.04	$0.09	$0.01	$0.02	$(0.02)	$0.17	$0.03	$(0.08)	$0.40
Diluted net income (loss) per share (1)	$(0.86)									$0.38
_________________________
(1)               GAAP basic and diluted net loss per share calculated based on 162,009 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 168,711 diluted weighted-average shares of common stock, which includes 6,702 potentially dilutive shares related to employee stock awards and conversion spread on our convertible notes. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$398,274	$(17,554)	$(29,197)	$—	$—	$(6,432)	$—	$—	$345,091
Cloud services gross margin	57.8%	1.9%	3.0%	—%	—%	0.7%	—%	—%	63.4%
Cost of revenues	733,969	(81,835)	(37,438)	—	—	(6,432)	—	—	608,264
Gross margin	72.5%	3.1%	1.4%	—%	—%	0.2%	—%	—%	77.2%
Research and development	1,029,574	(333,178)	(26)	—	—	8,649	—	—	705,019
Sales and marketing	1,534,600	(252,180)	(20,368)	—	(613)	—	—	—	1,261,439
General and administrative	522,350	(143,762)	—	(957)	(58,496)	—	—	—	319,135
Operating loss	(1,146,829)	810,955	57,832	957	59,109	(2,217)	—	—	(220,193)
Operating margin	(42.9)%	30.4%	2.2%	—%	2.2%	(0.1)%	—%	—%	(8.2)%
Income tax provision (benefit)	18,314	—	—	—	—	—	—	(68,975)	(50,661)
Net loss	$(1,339,097)	$810,955	$57,832	$957	$59,109	$(2,217)	$140,847	$68,975	$(202,639)
Basic and diluted net loss per share (1)	$(8.29)	$5.01	$0.36	$0.01	$0.37	$(0.01)	$0.87	$0.43	$(1.25)
_________________________
(1)                Calculated based on 161,628 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges		Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Impairment of strategic investment	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$252,290	$(11,026)	$(23,169)	$—	$28		$—	$—		$—	$—	$218,123
Cloud services gross margin	54.5%	2.0%	4.1%	—%	—%		—%	—%		—%	—%	60.6%
Cost of revenues	547,345	(58,828)	(40,245)	—	(240)		(1,188)	—		—	—	446,844
Gross margin	75.4%	2.6%	1.9%	—%	—%		0.1%	—%		—%	—%	80.0%
Research and development	791,026	(278,677)	(25)	—	(5,856)		14,602	—		—	—	521,070
Sales and marketing	1,336,056	(206,380)	(17,745)	—	(1,168)		—	—		—	—	1,110,763
General and administrative	335,144	(95,545)	—	(3,342)	(518)		—	—		—	—	235,739
Operating loss	(780,186)	639,430	58,015	3,342	7,782		(13,414)	—		—	—	(85,031)
Operating margin	(35.0)%	28.7%	2.7%	0.1%	0.3%		(0.6)%	—%		—%	—%	(3.8)%
Income tax provision (benefit)	6,932	—	—	—	—		—	—		—	(28,711)	(21,779)
Net loss	$(907,980)	$639,430	$58,015	$3,342	$8,258	(3)	$(13,414)	$92,024	(4)	$4,500	$28,711	$(87,114)
Basic and diluted net loss per share (1)	$(5.68)	$4.00	$0.35	$0.02	$0.05		$(0.08)	$0.58		$0.03	$0.18	$(0.55)
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(1)                Calculated based on 159,744 weighted-average shares of common stock.
(2)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(3)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(4)                Includes non-cash interest expense of $99.0 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.

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